EXHIBIT 11.   STATEMENT REGARDING COMPUTATION OF PER SHARE INCOME (LOSS)
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                             B.M.J. Financial Corp.
                    Computation of Earnings Per Common Share
                       on Primary and Fully Diluted Basis


(In thousands except for number                              Three Months Ended March 31,
                                                             ----------------------------
of shares and per share amounts)                                  1996         1995

                                                               ----------   ----------
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Net income for computation of primary earnings per share ...   $    2,168   $    1,434
                                                               ==========   ==========

Weighted average outstanding common shares for
     computation of primary earnings per share .............    7,627,585    7,597,755

Additional common stock equivalents ........................       57,531       83,793
                                                               ----------   ----------

Adjusted average outstanding shares for
     computation of primary earnings per share .............    7,685,116    7,681,548
                                                               ==========   ==========

Primary earnings per share .................................   $     0.28   $     0.19
                                                               ==========   ==========

Net income .................................................   $    2,168   $    1,434

Adjustment to interest expense for reduction of
     existing debt, net of tax effect ......................         --             33
                                                               ----------   ----------

Net income, as adjusted, for computation of
     fully diluted earnings per share ......................   $    2,168   $    1,467
                                                               ==========   ==========

Weighted average outstanding common shares .................    7,627,585    7,597,755

Additional shares issued assuming conversion of
     convertible capital notes and exercise of stock options       57,531      302,505
                                                               ----------   ----------

Adjusted average outstanding shares for computation of
     fully diluted earnings per share ......................    7,685,116    7,900,260
                                                               ==========   ==========

Fully diluted earnings per share ...........................   $     0.28   $     0.19
                                                               ==========   ==========
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